UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 10, 2018

CRANE CO.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-1657	13-1952290
(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Stamford, CT	06902
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 363-7300
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 2 – FINANCIAL INFORMATION

Item 2.01	Completion of Acquisition or Disposition of Assets
On January 10, 2018, Crane Co. completed the acquisition of Crane & Co., Inc. (“Crane Currency”), a supplier of banknotes and highly-engineered banknote security features, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) among Crane Co.; Crane Currency, a Massachusetts corporation; FC Development Corp., a Massachusetts corporation and a wholly owned transitory subsidiary of Crane Co.; and Shareholder Representative Services LLC, a Colorado limited liability company as representative of the equityholders of Crane Currency. The base purchase price of the acquisition was $800 million on a cash-free, debt-free basis, subject to a later adjustment reflecting Crane Currency’s net working capital, cash, the assumption by Crane Co. of certain debt-like items, and Crane Currency’s transaction expenses.
At the closing, the transitory subsidiary of Crane Co. merged with and into Crane Currency, with Crane Currency surviving as a wholly owned subsidiary of Crane Co.
The transaction was partially financed by Wells Fargo Bank, National Association pursuant to a commitment letter (the “Commitment Letter”) with Wells Fargo Bank, National Association and Wells Fargo Securities, LLC.
The foregoing description of the Merger Agreement and the transactions contemplated thereby, as well as the Commitment Letter, does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement and the Commitment Letter, which are incorporated herein by reference. Copies of the Merger Agreement and the Commitment Letter were filed as Exhibit 2.1 and Exhibit 99.1, respectively, to a Form 8-K filed by Crane Co. on December 5, 2017.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(a)	None

(b)	None

(c)	None

(d)	Exhibits

99.1	Press Release dated January 10, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRANE CO.

January 10, 2018

	By:	/s/ Richard A. Maue
Richard A. Maue
Vice President - Finance
Chief Financial Officer